Exhibit 99

Cascade Financial Corporation                   The Cereghino Group
Contacts: Carol K. Nelson, CEO                  Corporate Investor Relations
          Lars Johnson, CFO                     www.stockvalues.com
          425.339.5500                          206.762.0993
          www.cascadebank.com
                                                NEWS RELEASE
===============================================================================

CASCADE FINANCIAL INCREASES QUARTERLY CASH DIVIDEND BY 14% TO $0.08 PER SHARE;
                SCHEDULES THIRD QUARTER CONFERENCE CALL

Everett, WA - October 1, 2004 - Cascade Financial Corporation (Nasdaq:CASB), parent company of Cascade Bank, today announced that the Board of Directors has increased its quarterly cash dividend to $0.08 per share. Cascade's ninth consecutive quarterly cash dividend will be paid on October 27, to shareholders of record October 13, 2004.

"Increasing our cash dividend by 14% is an excellent way for us to share our success with our shareholders," stated Carol K. Nelson, President and Chief Executive Officer. "In addition, I believe continued growth of the dividend makes CASB an even more attractive investment."

Cascade expects to release earnings for the third quarter of 2004 after the close of market on Tuesday, October 19, 2004. The following day, on Wednesday, October 20, Carol K. Nelson, President and CEO, and Lars Johnson, CFO, will discuss the bank's operating results in a conference call at 10:00 am PDT
(1:00 pm EDT). Interested investors may listen to the call live or via replay at www.cascadebank.com. Investment professionals are invited to dial
(303) 262-2140 to access the live call. A replay of the call will be available for three weeks at (303) 590-3000, using passcode 11010038#.

Investors wishing to reinvest the upcoming dividend must complete the enrollment through the company's transfer agent, Mellon Investor Services.
For complete details on this program, please visit the investor relations portion of the company's website at http://www.cascadebank.com/shareholderinfo or at www.melloninvestor.com. Interested parties may also contact Mellon Investor Services toll-free at 1-800-839-2983.

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Snohomish County, Washington. Cascade Bank operates 16 full service offices, located in Everett, Lynnwood, Marysville, Mukilteo, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens, Bellevue and Snohomish. Issaquah Bank, a division of Cascade Bank, operates offices in Issaquah and North Bend.

In 2003, Washington CEO magazine ranked Cascade Bank the #1 medium sized "Best Company to Work For" in Washington State. In July 2004, US Banker magazine ranked Cascade #39 out of the Top 200 Publicly Traded Community Banks with less than $1 billion in assets, based on three-year average return on equity.


Forward-Looking Statements
--------------------------

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Those factors include, but are not limited to, the ability to continue to pay cash dividends, the expectations of an investment in Cascade Financial, the ability to successfully integrate Issaquah Bank, attracting and retaining customers and key employees, competition with other banks and financial institutions and other factors. For a discussion of factors that could cause actual results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. Words such as "expect," "should," "believe," and other similar expressions or future or conditional verbs such as "will," "may," and "should," are intended to identify such forward-looking statements. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the Company under PSLRA's safe harbor provisions.

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Note:  Transmitted on Business Wire on October 1, 2004 at 5:00 am PDT.